Filed with the Securities and Exchange	Registration No. 333-01107*
Commission on July 16, 2002	Registration No. 811-2513
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM N-4
Post-Effective Amendment No. 32 To REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 and Amendment to REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Variable Annuity Account C of ING Life Insurance and Annuity Company
(formerly Variable Annuity Account C of Aetna Life Insurance and Annuity Company)

ING Life Insurance and Annuity Company
(formerly Aetna Life Insurance and Annuity Company)

151 Farmington Avenue, TS31, Hartford, Connecticut 06156

Depositor's Telephone Number, including Area Code: (860) 273-4686

Julie E. Rockmore, Counsel
ING Life Insurance and Annuity Company
151 Farmington Avenue, TS31, Hartford, Connecticut 06156
(Name and Address of Agent for Service)

It is proposed that this filing will become effective:
60 days after filing pursuant to paragraph (a)(1) of Rule 485
X	on August 15, 2002 pursuant to paragraph (a)(3) of Rule 485 (Request for acceleration included herein)

*Pursuant to Rule 429(a) under the Securities Act of 1933, Registrant has included a combined prospectus under this Registration Statement which includes all the information which would currently be required in a prospectus relating to the securities covered by the following earlier Registration Statements: 33-88720; 33-75964 (which had included a combined prospectus for earlier Registration Statements: 33-75958, 33-75960, and 33-75994); 33-75986 (which had included a combined prospectus for earlier Registration Statements: 33-75970, 33-75954, and 33-75956); 33-75982 (which had included a combined prospectus for earlier Registration Statements: 33-75968, 33-75966, 33-75990, and the individual deferred compensation contracts covered by Registration Statement No. 33-75992); and 33-91846 (which had included a combined prospectus for earlier Registration Statement: 33-75976).

PARTS A AND B

The Prospectus and the Statement of Additional Information each dated May 1, 2002, are incorporated into Parts A and B, respectively, of this Post-Effective Amendment No. 32 by reference to Registrant's filing under Rule 497(c), as filed on May 2, 2002 (File No. 333-01107).

Supplements dated May 8, 2002 to the Prospectus and June 1, 2002 to the Prospectus and Contract Prospectus Summary are incorporated into Part A of this Post-Effective Amendment No. 32 by reference to Registrant's filing under Rule 485(b), as filed on May 21, 2002 (File No. 333-01107).

VARIABLE ANNUITY ACCOUNT C

Multiple Sponsored Retirement Options
ING Life Insurance and Annuity Company

Supplement Dated August _____, 2002 to
Prospectus and Contract Prospectus Summary dated May 1, 2002 as Supplemented June 1, 2002 and May 8, 2002 with respect to the Prospectus

The following provisions apply to participants who enroll in voluntary 403(b) annuity contracts for employees of K-12 public schools in Texas on and after June 1, 2002 (Texas K-12 Contracts). These contracts meet the requirements established by the Teachers Retirement System of Texas in support of Senate Bill 273.

The information in this supplement amends certain information contained in the Prospectus and Contract Prospectus Summary each dated May 1, 2002. You should read this supplement along with the Prospectus and Contract Prospectus Summary.

FEES APPLICABLE TO TEXAS K-12 CONTRACTS Transaction Fees Early Withdrawal Charge. [1] (As a percentage of the amount withdrawn.)
Early Withdrawal Schedule

Account Years Completed
Fewer than 1
1 or more but fewer than 2
2 or more but fewer than 3
3 or more but fewer than 4
4 or more but fewer than 5
5 or more but fewer than 6
6 or more but fewer than 7
7 or more but fewer than 8
8 or more but fewer than 9
9 or more but fewer than 10
10 or more

Early Withdrawal Charge 7.0% 6.5% 6.0% 5.5% 5.0% 4.5% 4.0% 3.5% 3.0% 2.0% 0.0%

Annual Maintenance Fee ........................................$0.00

Fees Deducted From the Subaccounts
(Daily deductions equal to the given percentage on an annual basis)

Mortality and Expense Risk Charge ...........................1.25%

Administrative Expense Charge [2] .......................0.00 - 0.25%

Total Separate Account Expenses ......................1.25 - 1.50%

[1] These fees may be waived in certain circumstances. See "Fees" in the prospectus or "Charges and Deductions" in the contract prospectus summary.
2 We currently do not impose this charge, however, we reserve the right to charge up to 0.25% annually.

Fees Deducted by the Funds

See the Fee Table in the prospectus or contract prospectus summary for a list of fees deducted by the funds. Only the funds listed in the "Hypothetical Examples" below are offered under Texas K-12 Contracts.

X.01107-02SA	August 2002

Hypothetical Examples for Texas K-12 Contracts
Account Fees Incurred Over Time. The following hypothetical examples show the fees paid over time if $1,000 is invested in a subaccount, assuming a 5% annual return on the investment. For the purpose of these examples, we deducted the mortality and expense risk charge of 1.25% annually and the maximum administrative expense charge of 0.25% annually, which we have the right to charge but we are not currently charging. The total fund expenses are those shown in the column "Total Net Fund Annual Expenses" in the Fund Expense Table, assuming that any applicable fee waivers or reimbursements would apply during all periods shown.

  These examples are purely hypothetical.
  They should not be considered a representation of past or future fees or expected returns.
  Actual fees and/or returns may be more or less than those shown in these examples.
EXAMPLE A If you withdraw your entire account value at the end of the periods shown, you would pay the following fees, including any applicable early withdrawal charge assessed:

EXAMPLE B
If you leave your entire account value invested or if you select an income phase payment option at the end of the periods shown, you would pay the following fees (no early withdrawal charge is reflected):*

Fund Name	1 Year	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years
ING VP Ascent Portfolio (Class R Shares)	$90	$130	$172	$257	$23	$70	$120	$257
ING VP Balanced Portfolio, Inc. (Class R Shares)	$88	$125	$164	$242	$21	$65	$112	$242
ING VP Bond Portfolio (Class R Shares)	$87	$123	$160	$233	$20	$63	$108	$233
ING VP Crossroads Portfolio (Class R Shares)	$89	$129	$170	$253	$22	$69	$118	$253
ING VP Growth Portfolio (Class R Shares)	$89	$129	$170	$253	$22	$69	$118	$253
ING VP Growth and Income Portfolio (Class R Shares)	$88	$125	$164	$242	$21	$65	$112	$242
ING VP Index Plus LargeCap Portfolio (Class R Shares)	$87	$121	$158	$227	$20	$61	$105	$227
ING VP Index Plus MidCap Portfolio (Class R Shares)	$88	$124	$162	$238	$21	$64	$110	$238
ING VP Index Plus SmallCap Portfolio (Class R Shares)	$88	$126	$165	$243	$21	$66	$113	$243
ING VP International Equity Portfolio (Class R Shares)	$93	$141	$191	$298	$27	$82	$141	$298
ING VP Legacy Portfolio (Class R Shares)	$89	$127	$167	$248	$22	$67	$115	$248
ING VP Money Market Portfolio (Class R Shares)	$86	$118	$152	$216	$19	$58	$100	$216
ING VP Small Company Portfolio (Class R Shares)	$91	$133	$177	$270	$24	$74	$126	$270
ING VP Technology Portfolio (Class R Shares)	$93	$140	$189	$294	$26	$81	$139	$294
ING VP Value Opportunity Portfolio (Class R Shares)	$89	$129	$170	$254	$22	$69	$118	$254
ING VP Natural Resources Trust	$95	$147	$200	$318	$29	$88	$150	$318
ING VP Growth Opportunities Portfolio (Class R Shares)	$91	$134	$179	$274	$24	$75	$128	$274
ING VP International Value Portfolio (Class R Shares)	$92	$137	$184	$284	$25	$78	$133	$284
ING VP MagnaCap Portfolio (Class R Shares)	$91	$134	$179	$274	$24	$75	$128	$274
ING VP MidCap Opportunities Portfolio (Class R Shares)	$91	$134	$179	$274	$24	$75	$128	$274
ING VP SmallCap Opportunities Portfolio (Class R Shares)	$91	$134	$179	$274	$24	$75	$128	$274
ING Alger Aggressive Growth Portfolio (Service Class)	$95	$146	$198	$313	$28	$87	$148	$313
ING Alger Growth Portfolio (Service Class)	$94	$144	$196	$308	$28	$85	$145	$308
ING Baron Small Cap Growth Portfolio (Service Class)	$97	$151	$207	$332	$30	$93	$158	$332
ING DSI Enhanced Index Portfolio (Service Class)	$92	$138	$186	$289	$26	$79	$136	$289
ING Goldman Sachs® Capital Growth Portfolio (Service Class)	$95	$146	$198	$313	$28	$87	$148	$313
ING JPMorgan Mid Cap Value Portfolio (Service Class)	$95	$147	$200	$318	$29	$88	$150	$318
ING MFS Capital Opportunities Portfolio (Initial Class)	$91	$134	$179	$274	$24	$75	$128	$274
Fund Name	1 Year	3 Years	5 Years	10 Years	1 Year	3 Years	5 Years	10 Years
ING MFS Emerging Equities Portfolio (Initial Class)	$90	$132	$175	$265	$23	$72	$124	$265
ING MFS Global Growth Portfolio (Service Class)	$96	$150	$205	$327	$30	$91	$155	$327
ING MFS Research Portfolio (Initial Class)	$91	$133	$177	$269	$24	$73	$126	$269
ING OpCap Balanced Value Portfolio (Service Class)	$94	$144	$196	$308	$28	$85	$145	$308
ING PIMCO Total Return Portfolio (Service Class)	$93	$140	$189	$293	$26	$81	$138	$293
ING Salomon Brothers Capital Portfolio (Service Class)	$95	$147	$200	$318	$29	$88	$150	$318
ING Salomon Brothers Investors Value Portfolio (Service Class)	$94	$144	$196	$308	$28	$85	$145	$308
ING Scudder International Growth Portfolio (Initial Class)	$92	$137	$184	$284	$25	$78	$133	$284
ING T. Rowe Price Growth Equity Portfolio (Initial Class)	$90	$130	$172	$258	$23	$70	$120	$258
ING UBS Tactical Asset Allocation Portfolio (Service Class)	$95	$147	$200	$318	$29	$88	$150	$318
ING Van Kampen Comstock Portfolio (Service Class)	$94	$143	$193	$303	$27	$84	$143	$303
AIM V.I. Capital Appreciation Fund (Series I Shares)	$91	$133	$177	$269	$24	$73	$126	$269
AIM V.I. Core Equity Fund (Series I Shares)	$90	$132	$175	$266	$24	$72	$124	$266
AIM V.I. Growth Fund (Series I Shares)	$91	$134	$178	$272	$24	$74	$127	$272
AIM V.I. Premier Equity Fund (Series I Shares)	$91	$133	$177	$269	$24	$73	$126	$269
Calvert Social Balanced Portfolio	$91	$134	$178	$272	$24	$74	$127	$272
Fidelity® VIP Contrafund® Portfolio (Initial Class)	$89	$128	$169	$251	$22	$68	$117	$251
Fidelity® VIP Equity-Income Portfolio (Initial Class)	$88	$125	$164	$241	$21	$65	$112	$241
Fidelity® VIP Growth Portfolio (Initial Class)	$89	$128	$169	$251	$22	$68	$117	$251
Fidelity® VIP Overseas Portfolio (Initial Class)	$91	$135	$180	$276	$25	$75	$129	$276
Franklin Small Cap Value Securities Fund (Class 2 Shares)	$92	$138	$186	$289	$26	$79	$136	$289
Janus Aspen Aggressive Growth Portfolio (Institutional Shares)	$89	$128	$168	$250	$22	$68	$116	$250
Janus Aspen Balanced Portfolio (Institutional Shares)	$89	$127	$168	$249	$22	$68	$116	$249
Janus Aspen Capital Appreciation Portfolio (Service Shares)	$91	$135	$180	$275	$24	$75	$129	$275
Janus Aspen Flexible Income Portfolio (Institutional Shares)	$89	$128	$168	$250	$22	$68	$116	$250
Janus Aspen Growth Portfolio (Institutional Shares)	$89	$127	$168	$249	$22	$68	$116	$249
Janus Aspen Worldwide Growth Portfolio (Institutional Shares)	$89	$128	$169	$252	$22	$69	$117	$252
Lord Abbett Growth and Income Portfolio (Class VC Shares)	$92	$136	$183	$281	$25	$77	$132	$281
Lord Abbett Mid-Cap Value Portfolio (Class VC Shares)	$93	$140	$189	$293	$26	$81	$138	$293
Oppenheimer Global Securities Fund/VA	$89	$129	$170	$253	$22	$69	$118	$253
Oppenheimer Strategic Bond Fund/VA	$90	$131	$174	$263	$23	$72	$123	$263
Pioneer Equity Income VCT Portfolio (Class I Shares)	$90	$130	$172	$258	$23	$70	$120	$258
Pioneer Fund VCT Portfolio (Class I Shares)	$90	$130	$172	$257	$23	$70	$120	$257
Pioneer Mid Cap Value VCT Portfolio (Class I Shares)	$90	$131	$174	$263	$23	$72	$123	$263

* Example B will not apply if during the income phase a nonlifetime payment option is elected with variable payments and a lump-sum payment is requested within a certain number of years as specified in the contract. In that case, the lump-sum payment is treated as a withdrawal during the accumulation phase and may be subject to an early withdrawal charge. (Refer to Example A.)

VARIABLE ANNUITY ACCOUNT C

Multiple Sponsored Retirement Options
ING Life Insurance and Annuity Company

Supplement Dated August __, 2002 to
Prospectus and Contract Prospectus Summary dated May 1, 2002 as Supplemented June 1, 2002 and May 8, 2002 with respect to the Prospectus

The following applies to the offering of the ING GET Fund, Series S (GET S) to participants who enroll in voluntary 403(b) annuity contracts for employees of K-12 public schools in Texas on and after June 1, 2002 (Texas K-12 Contracts). These contracts meet the requirements established by the Teachers Retirement System of Texas in support of Senate Bill 273.

GENERAL DESCRIPTION OF GET S
GET S is an investment option that may be available during the accumulation phase of the contract. ING Life Insurance and Annuity Company (the Company or we) makes a guarantee, as described below, when you direct money into GET S. ING Investments, LLC serves as the investment adviser and Aeltus Investment Management, Inc. serves as investment sub-adviser to GET S.

We will offer GET S shares only during its offering period, which is scheduled to run from June 14, 2002 through the close of business of the New York Stock Exchange on September 11, 2002. GET S may not be available under your contract, your plan or in your state. Please read the GET S prospectus for a more complete description of GET S, including its charges and expenses.

INVESTMENT OBJECTIVE OF GET S
GET S seeks to achieve maximum total return without compromising a minimum targeted return by participating in favorable equity market performance during the guarantee period.

GET S's guarantee period runs from September 12, 2002 through September 14, 2007. During the offering period, all GET S assets will be invested in short-term instruments, and during the guarantee period will be invested in a combination of fixed income and equity securities.

THE GET FUND GUARANTEE
The guarantee period for GET S will end on September 14, 2007, which is GET S's maturity date. The Company guarantees that the value of an accumulation unit of the GET S subaccount under the contract on the maturity date (as valued after the close of business on September 14, 2007), will not be less than its value as determined after the close of business on the last day of the offering period. If the value on the maturity date is lower than it was on the last day of the offering period, we will transfer funds from our general account to the GET S subaccount to make up the difference. This means that if you remain invested in GET S until the maturity date, at the maturity date you will receive no less than the value of your separate account investment directed to GET S as of the last day of the offering period, less any amounts you transfer or withdraw from the GET S subaccount. The value of dividends and distributions made by GET S throughout the guarantee period is taken into account in determining whether, for purposes of the guarantee, the value of your GET S investment on the maturity date is no less than its value as of the last day of the offering period. The guarantee does not promise that you will earn the fund's minimum targeted return referred to in the investment objective.

If you withdraw or transfer funds from GET S before the maturity date, we will process the transactions at the actual unit value next determined after we receive your order. The guarantee will not apply to these amounts.

MATURITY DATE
Before the maturity date, we will send a notice to each contact holder or participant who has amounts in GET S. This notice will remind you that the maturity date is approaching and that you must choose other investment options for your GET S amounts. If you do not make a choice on the maturity date, we will transfer your GET S amounts to another available series of the GET Fund that is accepting deposits. If no GET Fund series is available, we will transfer your GET S amounts to the fund or funds designated by the Company.

X.GETSTX-02	August 2002

The following information supplements the "Fee Table" section contained in the prospectus and the expense table in the "Charges and Deductions" section of the prospectus summary:

FEES DEDUCTED FROM THE ING GET FUND SERIES S SUBACCOUNT DURING THE ACCUMULATION PHASE FOR TEXAS K-12 CONTRACTS
(Daily deductions equal to the given percentage of values invested in the subaccount on an annual basis)

Mortality and Expense Risk Charge ........................................................................1.25%
Administrative Expense Charge ......................................................................0.00 - 0.25% [1]
GET S Guarantee Charge (deducted daily during the Guarantee Period)...............................0.25%
Total Separate Account Expenses .....................................................................1.50 - 1.75%

1 We currently do not impose this charge, however, we reserve the right to charge up to 0.25% annually.

FEES DEDUCTED BY THE FUNDS
The following information supplements the "Fund Expense Table" contained in the prospectus and the expense table in the "Charges and Deductions" section of the prospectus summary:

ING GET Fund Series S Annual Expenses
(As a percentage of the average net assets)

	Management (Advisory) Fees [2]	12b-1 Fee	Other Expenses [3]		Total Net Fund Annual Expenses [4]
ING GET Fund Series S	0.60%	0.25%	0.15%		1.00%

For more information regarding expenses paid out of assets of the fund, see the GET S prospectus.

[2] The Management (Advisory) Fee will be 0.25% during the offering period and 0.60% during the guarantee period.
[3] "Other Expenses" include an annual fund administrative fee of 0.055% of the average daily net assets of GET S and any additional direct fund expenses.
[4] The investment adviser is contractually obligated through GET S's maturity date to waive all or a portion of its investment advisory fee and/or its administrative fee and/or to reimburse a portion of GET S's other expenses in order to ensure that GET S's Total Net Fund Annual Expenses (excluding 12b-1 fees) do not exceed 0.75% of the fund's average daily net assets. It is not expected that GET S's actual expenses without this waiver or reimbursement will exceed this amount.

The following information supplements the "Hypothetical Examples" contained in the prospectus:

Hypothetical Examples - ING GET Fund Series S - Texas K-12 Contracts
Account Fees Incurred Over Time. The following hypothetical examples show the fees and expenses paid over time if you invest $1,000 in the GET S investment option under the contract (until GET S's maturity date), assuming a 5% annual return on the investment.[5]

  THE EXAMPLES ARE PURELY HYPOTHETICAL.
  THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OR EXPECTED RETURNS.
  ACTUAL EXPENSES AND/OR RETURNS MAY BE MORE OR LESS THAN THOSE SHOWN BELOW.
		Example A If you withdraw your entire account value at the end of the periods shown, you would pay the following expenses, including any applicable early withdrawal charge assessed:

Example B
If you leave your entire account value invested or if you select an income phase payment option at the end of the periods shown, you would pay the following expenses (no early withdrawal charge is assessed):

		1 Year	3 Years	5 Years	1 Year	3 Years	5 Years
ING GET Fund Series S		$94	$144	$196	$28	$85	$145

5 The examples shown reflect a mortality and expense risk charge of 1.25% on an annual basis, a maximum administrative expense charge of 0.25% on an annual basis (not currently charged), a GET S guarantee charge of 0.25% on an annual basis, and all charges and expenses of the GET S Fund. Example A reflects an early withdrawal charge of 6.5% of the account value at the end of year 1, 5.5% of the account value at the end of year 3 and 4.5% of the account value at the end of year 5.

X.GETSTX-02						August 2002
VARIABLE ANNUITY ACCOUNT C Multiple Sponsored Retirement Options ING Life Insurance and Annuity Company Supplement Dated August __, 2002 to Statement of Additional Information dated May 1, 2002

The following applies to participants who enroll in voluntary 403(b) annuity contracts for employees of K-12 public schools in Texas on and after June 1, 2002 (Texas K-12 Contracts). These contracts meet the requirements established by the Teachers Retirement System of Texas in support of Senate Bill 273.

The information in this supplement amends certain information contained in the Statement of Additional Information dated May 1, 2002. You should read this supplement along with the Statement of Additional Information.

Average Annual Total Return Quotations - Standardized and Non-Standardized for Texas K-12 Contracts

The tables below reflect the average annual standardized and non-standardized total return quotation figures for the funds available under the Texas K-12 Contracts for the periods ended December 31, 2001 for the subaccounts under the contracts. The standardized returns (Table A) assume a mortality and expense risk charge of 1.25% and an early withdrawal charge of 7% grading down to 0% after 10 years. The non-standardized returns (Table B) assume the same mortality and expense risk charge but do not include the early withdrawal charges.

For the ING MFS Capital Opportunities Portfolio (Initial Class), ING MFS Emerging Equities Portfolio (Initial Class), ING MFS Research Portfolio (Initial Class), ING Scudder International Growth Portfolio (Initial Class) and ING T. Rowe Price Growth Equity Portfolio (Initial Class) subaccounts, two sets of performance returns are shown for each subaccount: one showing performance based solely on the performance of the ING Partners, Inc. (IPI) portfolio from November 28, 1997, the date the fund commenced operations; and one quotation based on (a) performance through November 26, 1997 of the fund it replaced under may contracts and; (b) after November 26, 1997, based on the performance of the IPI portfolio.

Form No. X.SAI.01107-02A	August 2002

TABLE A	STANDARDIZED				Date Contributions First Received Under the Separate Account
SUBACCOUNT	1 Year	5 Year	10 Year	Since Inception*
ING VP Ascent Portfolio (Class R Shares)	(18.33%)	2.42%		6.64%	07/05/1995
ING VP Balanced Portfolio, Inc. (Class R Shares)(1)	(11.56%)	6.81%	8.85%
ING VP Bond Portfolio (Class R Shares)(1)	0.41%	4.45%	5.44%
ING VP Crossroads Portfolio (Class R Shares)	(14.12%)	2.83%		6.15%	07/05/1995
ING VP Growth Portfolio (Class R Shares)	(32.66%)			5.58%	05/30/1997
ING VP Growth and Income Portfolio (Class R Shares)(1)	(24.66%)	2.62%	7.59%
ING VP Index Plus LargeCap Portfolio (Class R Shares)	(20.25%)	8.98%		9.64%	10/31/1996
ING VP Index Plus MidCap Portfolio (Class R Shares)	(8.89%)			8.41%	05/04/1998
ING VP Index Plus SmallCap Portfolio (Class R Shares)	(5.45%)			0.00%	05/04/1998
ING VP International Equity Portfolio (Class R Shares)	(29.72%)			(5.88%)	05/04/1998
ING VP Legacy Portfolio (Class R Shares)	(9.86%)	3.78%		6.10%	07/05/1995
ING VP Money Market Portfolio (Class R Shares)(1)(2)	(4.03%)	3.00%	3.56%
ING VP Small Company Portfolio (Class R Shares)	(3.98%)			10.80%	05/30/1997
ING VP Technology Portfolio (Class R Shares)	(28.87%)			(41.02%)	05/01/2000
ING VP Value Opportunity Portfolio (Class R Shares)	(16.55%)			10.65%	05/30/1997
ING VP Natural Resources Trust(1)	(22.38%)	(2.59%)	3.32%
ING VP International Value Portfolio (Class R Shares)				(9.85%)	07/26/2001
ING VP MidCap Opportunities Portfolio (Class R Shares)				(12.53%)	08/02/2001
ING VP SmallCap Opportunities Portfolio (Class R Shares)				(17.12%)	08/03/2001

ING MFS Capital Opportunities Portfolio (Initial Class)	(30.53%)			5.12%	11/28/1997
Neuberger Berman AMT Growth/ING MFS Capital Opportunities(3)	(30.53%)	8.68%	9.07%

ING MFS Emerging Equities Portfolio (Initial Class)	(30.95%)			(1.76%)	11/28/1997
Alger American Small Cap/ING MFS Emerging Equities(3)	(30.95%)	0.42%		4.74%	09/30/1993

ING MFS Research Portfolio (Initial Class)	(26.95%)			0.53%	11/28/1997
American Century VP Capital Appreciation/ING MFS Research(3)	(26.95%)	0.07%		4.23%	08/31/1992

ING Scudder International Growth Portfolio (Initial Class)	(32.53%)			0.34%	11/28/1997
Scudder VLIF International/ING Scudder International Growth(3)	(32.53%)	1.62%	6.06%

ING T. Rowe Price Growth Equity Portfolio (Initial Class)	(17.10%)			6.46%	11/28/1997
Alger American Growth/ING T. Rowe Price Growth Equity(3)	(17.10%)	10.02%		13.08%	10/31/1994

AIM V.I. Capital Appreciation Fund (Series I Shares)	(29.17%)			(4.81%)	05/07/1999
AIM V.I. Core Equity Fund (Series I Shares)	(28.75%)			(10.97%)	05/10/1999
AIM V.I. Growth Fund (Series I Shares)	(38.96%)			(16.89%)	05/04/1999
AIM V.I. Premier Equity Fund (Series I Shares)	(19.27%)			(7.77%)	05/05/1999
Calvert Social Balanced Portfolio(1)	(14.08%)	4.85%	7.44%
Fidelity® VIP Contrafund® Portfolio (Initial Class)	(18.97%)	8.07%		11.90%	05/31/1995
Fidelity® VIP Equity-Income Portfolio (Initial Class)	(12.24%)	7.05%		11.18%	05/31/1994
Fidelity® VIP Growth Portfolio (Initial Class)	(23.97%)	9.26%		12.75%	05/31/1994
Fidelity® VIP Overseas Portfolio (Initial Class)	(27.21%)	0.52%		2.63%	05/31/1994
Franklin Small Cap Value Securities Fund (Class 2 Shares)				(3.58%)	08/31/2001
Janus Aspen Aggressive Growth Portfolio (Institutional Shares)	(44.10%)	4.78%		10.38%	06/30/1994
Janus Aspen Balanced Portfolio (Institutional Shares)	(11.98%)	11.68%		13.05%	06/30/1995
Janus Aspen Capital Appreciation Portfolio (Service Shares)				(22.06%)	02/21/2001
Janus Aspen Flexible Income Portfolio (Institutional Shares)	(0.52%)	4.94%		7.48%	10/31/1994
Janus Aspen Growth Portfolio (Institutional Shares)	(30.51%)	6.70%		9.90%	06/30/1995
Janus Aspen Worldwide Growth Portfolio (Institutional Shares)	(28.39%)	8.73%		13.93%	05/31/1995
Lord Abbett Growth and Income Portfolio (Class VC Shares)				4.66%	09/17/2001
Lord Abbett Mid-Cap Value Portfolio (Class VC Shares)				(3.35%)	07/26/2001
Oppenheimer Global Securities Fund/VA	(18.78%)			8.00%	05/04/1998
Oppenheimer Strategic Bond Fund/VA	(3.19%)			(0.13%)	05/07/1998

TABLE A (Continued)	STANDARDIZED				Date Contributions First Received Under the Separate Account
SUBACCOUNT	1 Year	5 Year	10 Year	Since Inception*
Pioneer Equity Income VCT Portfolio (Class I Shares)				(8.90%)	07/26/2001
Pioneer Fund VCT Portfolio (Class I Shares)				3.35%	09/27/2001
Pioneer Mid Cap Value VCT Portfolio (Class I Shares)				(5.33%)	08/09/2001

Please refer to the discussion preceding the tables for an explanation of the charges included and methodology used in calculating the standardized and non-standardized figures. These figures represent historical performance and should not be considered a projection of future performance.

* Reflects performance from the date contributions were first received in the fund under the separate account. These funds have been available through the separate account for more than ten years. The current yield for the subaccount for the seven-day period ended December 31, 2001 (on an annualized basis) was 0.94%. Current yield more closely reflects current earnings than does total return. The current yield reflects the deduction of all charges under the contract that are deducted from the total return quotations shown above except the maximum 7% early withdrawal charge. The fund first listed was replaced with the applicable ING Portfolio after the close of business on November 26, 1997. The performance shown is based on the performance of the replaced fund until November 26, 1997, and the performance of the applicable ING Portfolio after that date. The replaced fund may not have been available under all contracts. The "Date Contributions First Received Under the Separate Account" refers to the applicable date for the replaced fund. If no date is shown, contributions were first received in the replaced fund under the separate account more than ten years ago.

TABLE B	NON-STANDARDIZED					Fund Inception Date
SUBACCOUNT	1 Year	3 Years	5 Years	10 Years	Since Inception**
ING VP Ascent Portfolio (Class R Shares)	(12.65%)	(1.09%)	3.37%		7.32%	07/05/1995
ING VP Balanced Portfolio, Inc. (Class R Shares)(1)	(5.41%)	1.39%	7.80%	8.85%
ING VP Bond Portfolio (Class R Shares)(1)	7.39%	4.46%	5.42%	5.44%
ING VP Crossroads Portfolio (Class R Shares)	(8.15%)	(0.29%)	3.78%		6.82%	07/05/1995
ING VP Growth Portfolio (Class R Shares)	(27.98%)	(5.84%)	8.32%		8.55%	12/13/1996
ING VP Growth and Income Portfolio (Class R Shares)(1)	(19.42%)	(6.34%)	3.57%	7.59%
ING VP Index Plus LargeCap Portfolio (Class R Shares)	(14.70%)	(2.15%)	9.99%		11.27%	09/16/1996
ING VP Index Plus MidCap Portfolio (Class R Shares)	(2.56%)	9.69%			13.63%	12/16/1997
ING VP Index Plus SmallCap Portfolio (Class R Shares)	1.13%	6.27%			5.03%	12/19/1997
ING VP International Equity Portfolio (Class R Shares)	(24.83%)	(4.03%)			1.60%	12/22/1997
ING VP Legacy Portfolio (Class R Shares)	(3.59%)	1.82%	4.74%		6.77%	07/05/1995
ING VP Money Market Portfolio (Class R Shares)(1)(2)	2.64%	3.82%	3.96%	3.56%
ING VP Small Company Portfolio (Class R Shares)	2.70%	11.84%	13.15%		13.39%	12/27/1996
ING VP Technology Portfolio (Class R Shares)	(23.93%)				(38.60%)	05/01/2000
ING VP Value Opportunity Portfolio (Class R Shares)	(10.75%)	4.68%	13.80%		14.12%	12/13/1996
ING VP Natural Resources Trust(1)	(16.98%)	3.03%	(1.69%)	3.32%
ING VP Growth Opportunities Portfolio (Class R Shares)	(39.35%)				(31.06%)	04/30/2000
ING VP International Value Portfolio (Class R Shares)	(12.78%)	9.65%			10.23%	08/08/1997
ING VP MagnaCap Portfolio (Class R Shares)	(11.57%)				(6.68%)	05/01/2000
ING VP MidCap Opportunities Portfolio (Class R Shares)	(33.78%)				(26.73%)	04/30/2000
ING VP SmallCap Opportunities Portfolio (Class R Shares)	(30.17%)	18.42%	17.09%		15.40%	05/06/1994
ING Alger Aggressive Growth Portfolio (Service Class)					2.17%	12/10/2001
ING Alger Growth Portfolio (Service Class)					0.95%	12/10/2001
ING DSI Enhanced Index Portfolio (Service Class)					0.67%	12/10/2001
ING Goldman Sachs® Capital Growth Portfolio (Service Class)					0.83%	12/10/2001

ING MFS Capital Opportunities Portfolio (Initial Class)	(25.70%)	0.55%			6.41%	11/28/1997
Neuberger Berman AMT Growth/ING MFS Capital Opportunities(3)	(25.70%)	0.55%	9.69%	9.07%

ING MFS Emerging Equities Portfolio (Initial Class)	(26.14%)	(8.18%)			(0.52%)	11/28/1997
Alger American Small Cap/ING MFS Emerging Equities(3)	(26.14%)	(8.18%)	1.35%	5.41%

ING MFS Research Portfolio (Initial Class)	(21.87%)	(3.35%)			1.80%	11/28/1997
American Century VP Capital Appreciation/ING MFS Research(3)	(21.87%)	(3.35%)	1.00%	2.91%

ING OpCap Balanced Value Portfolio (Service Class)					(0.39%)	12/10/2001
ING Salomon Brothers Capital Portfolio (Service Class)					2.23%	12/10/2001
ING Salomon Brothers Investors Value Portfolio (Service Class)					1.42%	12/10/2001

ING Scudder International Growth Portfolio (Initial Class)	(27.84%)	(3.58%)			1.61%	11/28/1997
Scudder VLIF International/ING Scudder International Growth(3)	(27.84%)	(3.58%)	2.56%	6.06%

ING T. Rowe Price Growth Equity Portfolio (Initial Class)	(11.34%)	1.88%			7.80%	11/28/1997
Alger American Growth/ING T. Rowe Price Growth Equity(3)	(11.34%)	1.88%	11.03%	13.09%

ING UBS Tactical Asset Allocation Portfolio (Service Class)					0.61%	12/10/2001
AIM V.I. Capital Appreciation Fund (Series I Shares)	(24.24%)	(1.62%)	4.69%		10.37%	05/05/1993
AIM V.I. Core Equity Fund (Series I Shares)	(23.80%)	(5.18%)	5.95%		9.99%	05/02/1994
AIM V.I. Growth Fund (Series I Shares)	(34.71%)	(11.86%)	2.60%		7.47%	05/05/1993
AIM V.I. Premier Equity Fund (Series I Shares)	(13.66%)	(2.26%)	8.33%		12.01%	05/05/1993
Calvert Social Balanced Portfolio(1)	(8.10%)	(0.86%)	5.82%	7.44%
Fidelity® VIP Contrafund® Portfolio (Initial Class)	(13.34%)	(0.65%)	9.07%		14.33%	01/03/1995
Fidelity® VIP Equity-Income Portfolio (Initial Class)(1)	(6.14%)	1.81%	8.04%	12.20%
Fidelity® VIP Growth Portfolio (Initial Class)(1)	(18.68%)	(1.00%)	10.27%	11.99%
Fidelity® VIP Overseas Portfolio (Initial Class)(1)	(22.15%)	(4.32%)	1.45%	4.58%
Franklin Small Cap Value Securities Fund (Class 2 Shares)	12.38%	11.59%			1.95%	05/01/1998

TABLE B (Continued)	NON-STANDARDIZED					Fund Inception Date
SUBACCOUNT	1 Year	3 Years	5 Years	10 Years	Since Inception**
Janus Aspen Aggressive Growth Portfolio (Institutional Shares)	(40.21%)	(3.59%)	5.75%		11.12%	09/13/1993
Janus Aspen Balanced Portfolio (Institutional Shares)	(5.86%)	4.39%	12.71%		12.90%	09/13/1993
Janus Aspen Capital Appreciation Portfolio (Service Shares)(4)	(22.81%)	0.40%			15.85%	05/01/1997
Janus Aspen Flexible Income Portfolio (Institutional Shares)	6.39%	3.86%	5.91%		6.80%	09/13/1993
Janus Aspen Growth Portfolio (Institutional Shares)	(25.68%)	(3.74%)	7.69%		10.44%	09/13/1993
Janus Aspen Worldwide Growth Portfolio (Institutional Shares)	(23.41%)	1.19%	9.74%		14.32%	09/13/1993
Lord Abbett Growth and Income Portfolio (Class VC Shares)(1)	(7.88%)	6.69%	10.76%	12.71%
Lord Abbett Mid-Cap Value Portfolio (Class VC Shares)	6.71%				22.07%	09/15/1999
Oppenheimer Global Securities Fund/VA(1)	(13.14%)	12.16%	13.97%	12.49%
Oppenheimer Strategic Bond Fund/VA	3.54%	2.15%	3.06%		4.30%	05/03/1993
Pioneer Equity Income VCT Portfolio (Class I Shares)	(8.12%)	1.37%	10.85%		13.17%	03/01/1995
Pioneer Fund VCT Portfolio (Class I Shares)	(11.95%)	0.25%			6.90%	10/31/1997
Pioneer Mid Cap Value VCT Portfolio (Class I Shares)	5.17%	11.02%	9.83%		11.50%	03/01/1995

Please refer to the discussion preceding the tables for an explanation of the charges included and methodology used in calculating the standardized and non-standardized figures. These figures represent historical performance and should not be considered a projection of future performance.

** Reflects performance from the fund's inception date. These funds have been in operation for more than ten years. The current yield for the subaccount for the seven-day period ended December 31, 2001 (on an annualized basis) was 0.94%. Current yield more closely reflects current earnings than does total return. The current yield reflects the deduction of all charges under the contract that are deducted from the total return quotations shown above. As in the table above, the maximum 7% early withdrawal charge is not reflected. The fund first listed was replaced with the applicable ING Portfolio after the close of business on November 26, 1997. The performance shown is based on the performance of the replaced fund until November 26, 1997, and the performance of the applicable ING Portfolio after that date. The replaced fund may not have been available under all contracts. The "Fund Inception Date" refers to the applicable date for the replaced fund. If no date is shown, the replaced fund has been in operation for more than ten years. The performance of the Service Shares prior to December 31, 1999 reflects the performance of a different class of Janus Aspen Series, restated based on the Service Shares estimated fees and expenses, ignoring any fee and expense limitations.

VARIABLE ANNUITY ACCOUNT C PART C - OTHER INFORMATION
Item 24. Financial Statements and Exhibits
(a)	Financial Statements:
	(1)	Incorporated by reference in Part A:
Condensed Financial Information
	(2)	Incorporated by reference in Part B:
Financial Statements of Variable Annuity Account C:
- Statement of Assets and Liabilities as of December 31, 2001
- Statement of Operations for the year ended December 31, 2001
- Statements of Changes in Net Assets for the years ended December 31, 2001 and 2000
- Condensed Financial Information for the year ended December 31, 2001
- Notes to Financial Statements
- Report of Independent Auditors
Financial Statements of ING Life Insurance and Annuity Company:
- Report of Independent Auditors
- Consolidated Statements of Income for the Year Ended December 31, 2001, One Month Ended December 31, 2000, the Eleven Months Ended November 30, 2000 and for the Year Ended December 31, 1999
- Consolidated Balance Sheets as of December 31, 2001 and 2000

- Consolidated Statements of Changes in Shareholder's Equity for the Year Ended December 31, 2001, One Month Ended December 31, 2000, the Eleven Months Ended November 30, 2000 and for the Year Ended December 31, 1999

- Consolidated Statements of Cash Flows for the Year Ended December 31, 2001, One Month Ended December 31, 2000, the Eleven Month Ended November 30, 2000 and for the Year Ended December 31, 1999
- Notes to Consolidated Financial Statements
	(3)	Financial Accounting Standard No. 142, Accounting for Goodwill and Other Intangible Asset, (FAS 142) Transitional Disclosures

(b)	Exhibits
	(1)	Resolution establishing Variable Annuity Account C(1)
	(2)	Not applicable
	(3.1)	Broker-Dealer Agreement(2)
	(3.2)	Alternative Form of Wholesaling Agreement and Related Selling Agreement(3)
	(3.3)	Broker-Dealer Agreement dated June 7, 2000 between Aetna Life Insurance and Annuity Company and Aetna Investment Services, Inc. (AISI) and Letter of Assignment to AISI(4)
	(3.4)	Underwriting Agreement dated November 17, 2000 between Aetna Life Insurance and Annuity Company and Aetna Investment Services, LLC(4)
	(4.1)	Variable Annuity Contract (G-CDA(12/99))(5)
	(4.2)	Variable Annuity Contract Certificate (C-CDA(12/99))(5)
	(4.3)	Endorsement (E-MMLOAN(12/99)) to Contract G-CDA(12/99) and Contract Certificate C-CDA(12/99)(5)
	(4.4)	Endorsement (E-MMFPEX-99R) to Contract G-CDA(12/99) and Contract Certificate C-CDA(12/99)(5)
	(4.5)	Endorsement (E-MMGDB(12/99)) to Contract G-CDA(12/99) and Contract Certificate C-CDA(12/99)(5)
	(4.6)	Endorsement (E-MMLSWC(12/99)) to Contract G-CDA(12/99) and Contract Certificate C-CDA(12/99)(5)
	(4.7)	Endorsement (E-MMTC(12/99)) to Contract G-CDA(12/99) and Contract Certificate C-CDA(12/99)(5)
	(4.8)	Variable Annuity Contract (G-CDA-99(NY))(5)
	(4.9)	Variable Annuity Contract Certificate (C-CDA-99(NY))(5)
	(4.10)	Endorsement (E-MMGDB-99(NY)) to Contract G-CDA-99(NY) and Contract Certificate C-CDA-99(NY)(5)
	(4.11)	Endorsement (E-MMLOAN-99(NY)) to Contract G-CDA-99(NY) and Contract Certificate C-CDA-99(NY)(5)
	(4.12)	Variable Annuity Contract (G-CDA(99))(5)
	(4.13)	Variable Annuity Contract Certificate (C-CDA(99))(5)
	(4.14)	Group Combination Annuity Contract (Nonparticipating) (A001RP95)(6)
	(4.15)	Group Combination Annuity Certificate (Nonparticipating) (A007RC95)(6)
	(4.16)	Group Combination Annuity Contract (Nonparticipating) (A020RV95)(6)
	(4.17)	Group Combination Annuity Certificate (Nonparticipating) (A027RV95)(6)
	(4.18)	Variable Annuity Contract (G-CDA-IA(RP))(3)
	(4.19)	Variable Annuity Contract Certificate (GTCC-IA(RP))(7)
	(4.20)	Variable Annuity Contract (G-CDA-IA(RPM/XC))(3)
	(4.21)	Variable Annuity Contract (G-CDA-HF)(8)
	(4.22)	Variable Annuity Contract Certificate (GTCC-HF)(9)
	(4.23)	Variable Annuity Contract Certificate (GDCC-HF)(5)
	(4.24)	Variable Annuity Contract (G-CDA-HD)(10)
	(4.25)	Variable Annuity Contract Certificate (GTCC-HD)(7)
	(4.26)	Variable Annuity Contract Certificate (GDCC-HD)(5)
	(4.27)	Variable Annuity Contract (GID-CDA-HO)(11)
	(4.28)	Variable Annuity Contract (GLID-CDA-HO)(11)
	(4.29)	Variable Annuity Contract (GSD-CDA-HO)(11)
	(4.30)	Variable Annuity Contract (G-CDA-HD(XC))(5)
	(4.31)	Variable Annuity Contract Certificate (GDCC-HO)(5)
	(4.32)	Variable Annuity Contract Certificate (GDCC-HD(XC))(5)
	(4.33)	Variable Annuity Contract Certificate (GTCC-HD(XC))(5)
	(4.34)	Variable Annuity Contract Certificate (GTCC-HO)(5)
	(4.35)	Variable Annuity Contract Certificate (GTCC-96(ORP))(5)
	(4.36)	Variable Annuity Contract (G-CDA-96(ORP))(5)
	(4.37)	Variable Annuity Contract Certificate (GTCC-96(TORP))(5)
	(4.38)	Variable Annuity Contract Certificate (GTCC-IB(ATORP))(5)
	(4.39)	Variable Annuity Contract Certificate (GTCC-IB(AORP))(5)
	(4.40)	Variable Annuity Contract (GST-CDA-HO)(12)
	(4.41)	Variable Annuity Contract (I-CDA-HD)(12)
	(4.42)	Variable Annuity Contract (G-CDA-IB(ATORP))(13)
	(4.43)	Variable Annuity Contract (G-CDA-95(TORP)) and Contract Certificate (GTCC-95(TORP))(13)
	(4.44)	Variable Annuity Contract (G-CDA-IB(AORP))(13)
	(4.45)	Variable Annuity Contract (G-CDA-95(ORP)) and Contract Certificate (GTCC-95(ORP))(13)
	(4.46)	Variable Annuity Contracts (G-CDA-IB(ORP), (G-CDA-IB(TORP))(13)
	(4.47)	Variable Annuity Contract (G-CDA-96(TORP))(14)
	(4.48)	Variable Annuity Contract (IA-CDA-IA)(8)
	(4.49)	Variable Annuity Contract (GIT-CDA-HO)(12)
	(4.50)	Variable Annuity Contract (GLIT-CDA-HO)(12)
	(4.51)	Variable Annuity Contract (I-CDA-98(ORP))(8)
	(4.52)	Endorsement for Exchanged Contract (EINRP95) to Contract A001RP95(6)
	(4.53)	Endorsement for Exchanged Contract (EINRV95) to Contract A020RV95(6)
	(4.54)	Endorsement (GET 9/96) to Contracts A001RP95 and A020RV95(14)
	(4.55)	Endorsement (GET-1 (9/96)) to Contracts A001RP95 and A020RV95(15)
	(4.56)	Endorsement (E1OMNI97) to Contract A001RP95(16)
	(4.57)	Endorsement (E2OMNI97) to Contract A001RP95(16)
	(4.58)	Endorsement (E1FXPL97) to Contract A001RP95(16)
	(4.59)	Endorsement (E3FXPL97) to Contracts A001RP95 and A020RV95(8)
	(4.60)	Endorsement (EINRP97) to Contract A001RP95(8)
	(4.61)	Endorsement (EINRV97) to Contract A020RV95(8)
	(4.62)	Endorsement (E1PAY97) to Contracts A001RP95 and A020RV95(8)
	(4.63)	Endorsement (E4OMNI98) to Contracts A001RP95 and A020RV95(17)
	(4.64)	Endorsement (EINRV98) to Contract A020RV95(8)
	(4.65)	Endorsement (EINRP98) to Contract A001RP95(8)
	(4.66)	Endorsement (EGET-IC(R)) to Contracts G-CDA-IA(RP), G-CDA-HF, G-CDA-IB(ATORP), G-CDA-IB(AORP) and G-CDA-HD(3)
	(4.67)	Endorsement (EGETE-IC(R)) to Contracts G-CDA-IA(RPM/XC) and GLID-CDA-HO(18)
	(4.68)	Endorsement (EGHDHFRPSDO97) to Contracts G-CDA-HF, G-CDA-HD and G-CDA-IA(RP)(19)
	(4.69)	Endorsement (EG403-GIE-98) to Contracts G-CDA-HF, G-CDA-HD, G-CDA-IA(RP), A001RP95, A020RV95 and Contract Certificates GTCC-HF, GTCC-HD, GTCC-IA(RP), A007RC95 and A027RV95(20)
	(4.70)	Endorsement (EG403-GIHC-98) to Contracts G-CDA-IA(RP), A001RP95 and A020RV95 and Contract Certificates GTCC-IA(RP), A007RC95 and A027RV95(20)
	(4.71)	Endorsement (EG403-GI-98) to Contract G-CDA-HF and Contract Certificate GTCC-HF(21)
	(4.72)	Endorsement (EFUND97) to Contracts GID-CDA-HO, GLID-CDA-HO, GSD-CDA-HO, and GST-CDA-HO(8)
	(4.73)	Endorsement (E98-G-CDA-HF/HD) to Contracts G-CDA-HF and G-CDA-HD and Contract Certificates GTCC-HD and GTCC-HF(22)
	(4.74)	Endorsement (E98-CDA-HO) to Contracts GLID-CDA-HO, GID-CDA-HO and GSD-CDA-HO(22)
	(4.75)	Endorsement (E3KSDC96) to Variable Annuity Contract GLID-CDA-HO(23)
	(4.76)	Endorsement (EMETHO96) to Variable Annuity Contract GLID-CDA-HO(24)
	(4.77)	Endorsement (ENEMHF96) to Variable Annuity Contract G-CDA-HF(24)
	(4.78)	Endorsement (E2ME96) to Variable Annuity Contract GLID-CDA-HO(25)
	(4.79)	Endorsement (GET 9/96) to Variable Annuity Contracts G-CDA-95(TORP) and G-CDA-95(ORP) and Contract Certificates GTCC-95(TORP) and GTCC-95(ORP)(14)
	(4.80)	Endorsements (EIGET-IC(R)), (EIGF-IC) and (EGF-IC(SPD)) to Contract IA-CDA-IA(26)
	(4.81)	Endorsement (EIHDIASDO) to Contracts I-CDA-HD and IA-CDA-IA(27)
	(4.82)	Endorsement (EHOSDO) to Contracts GIT-CDA-HO, GLIT-CDA-HO and GST-CDA-HO(27)
	(4.83)	Endorsement (EHOTABLE97) to Contracts GIT-CDA-HO, GLIT-CDA-HO and GST-CDA-HO(27)
	(4.84)	Endorsement (EI403-GI-98) to Contract IA-CDA-IA(8)
	(4.85)	Endorsement (E-MMGDB(99)) to Contract G-CDA(99) and Contract Certificate C-CDA (99)(28)
	(4.86)	Endorsement (E-MMFPEX(99)) to Contract G-CDA(99) and Contract Certificate C-CDA(99)(28)
	(4.87)	Endorsement (E-MMLOAN(99)) to Contract G-CDA(99) and Contract Certificate C-CDA(99)(5)
	(4.88)	Endorsement (E-MMLSWC(99)) to Contract G-CDA(99) and Contract Certificate C-CDA(99)(28)
	(4.89)	Endorsement (E-MMTC(5/99)) to Contract G-CDA(99) and Contract Certificate C-CDA(99)(28)
(4.90)

Endorsement (EGET-99) to Contracts A001RP95, A020RV95, G-CDA-IA(RP),
G-CDA-IA(RPM/XC), G-CDA-HF, G-CDA-HD, G-CDA-HD(X),
GID-CDA-HO, GLID-CDA-HO, GIT-CDA-HO, GLIT-CDA-HO,
GSD-CDA-HO, GST-CDA-HO, I-CDA-HD, I-CDA-HD(XC),
G-CDA-IB(ATORP), G,CDA-IB(TORP), G-CDA-IB(AORP),
G-CDA-96(TORP), IA-CDA-IA, and I-CDA-98(ORP) and Contract Certificates A007RC95, A027RV95, GTCC-IA(RP), GTCC-IA(RPM/XC),
GTCC-HF, GTCC-HD, GTCC-HD(XC), and GDCC-HD(XC)(28)

	(4.91)	Endorsement E457b-C-01 to Contract G-CDA(12/99) and Contract Certificate C-CDA(12/99)(29)
	(4.92)	Endorsement E457b-T-01 to Contract G-CDA(12/99) and Contract Certificate C-CDA(12/99)(29)
(4.93)

Endorsement EEGTRRA-HEG(01) to Contracts GST-CDA-HO,
GLIT-CDA-HO, GIT-CDA-HO, GSD-CDA-HO, GLID-CDA-HO,
GID-CDA-HO, G-CDA-HD, G-CDA-HF, G-CDA-IA(RP), G-CDA-IB(AORP), G-CDA-IB(ORP), G-CDA-IB(ATORP), G-CDA-IB(TORP), G-CDA-96(TORP), G-CDA-96(ORP), G-CDA(12/99), A001RP95, A0Z0RV95, IA-CDA-IA,
I-CDA-HD and I-CDA-98(ORP) and Contract Certificates GTCC-HO,
GDCC-HO, GTCC-HD, GDCC-HD, GTCC-HF, GDCC-HF, GTCC-IA(RP), GTCC-IB(AORP), GTCC-IB(AORP), GTCC-IB(ATORP), GTCC-96(TORP), GTCC-96(ORP), C-CDA(12/99), A007RC95 and A027RV95(30)

	(4.94)	Form of Endorsement E-TRS-02 to Contracts GLIT-CDA-HO, GIT-CDA-HO, G-CDA-HD and G-CDA-HF
	(4.95)	Variable Annuity Contract (G-CDA-01(NY))(31)
	(4.96)	Variable Annuity Contract Certificate (C-CDA-01(NY))(31)
	(4.97)	Appendix A (Variable Provisions in Group Annuity Contract G-CDA-01(NY)) and Certificate C-CDA-01(NY)(31)
	(4.98)	Statement of Variability to Contract G-CDA-01(NY)(31)
	(4.99)	Endorsement (E-MMLOAN-01(NY)) to Contract G-CDA-01(NY) and Certificate C-CDA-01(NY)(31)
	(4.100)	Endorsement (E-GDB-01(NY)) to Contract G-CDA-01(NY) and Certificate C-CDA-01(NY)(31)
	(4.101)	Endorsement (EMMCC-01) to Contract G-CDA-01(NY) and Certificate C-CDA-01(NY)(31)
	(4.102)	Endorsements ENMCHG(05/02) and ENMCHGI(05/02)(32)
(4.103)

Endorsement E-LOAN(01/01) to Contracts GST-CDA-HO, GLIT-CDA-HO,
GIT-CDA-HO, G-CDA-HD, G-CDA-HF, G-CDA-IA(RP), G-CDA-96(TORP),
G-CDA-96(ORP), G-CDA(12/99), A001RP95, A020RV95, IA-CDA-IA,
I-CDA-HD and I-CDA-98(ORP) and Contract Certificates GTCC-HO,
GTCC-HD, GTCC-HF, GTCC-IA(RP), GTCC-96(TORP), GTCC-96(ORP),
C-CDA(12/99), A007RC95 and A027RV95(31)

	(4.104)	Variable Annuity Contract Schedule I (A001RP95(1/98))(8)
	(4.105)	Variable Annuity Contract Schedule I (A020RV95(1/98))(8)
	(5.1)	Variable Annuity Contract Application (300-MOP-02(05/02))(31)
	(5.2)	Variable Annuity Contract Application (710.00.16H(11/97))(33)
	(5.3)	Variable Annuity Contract Application (710.00.16H(NY)(05/02))(31)
	(6.1)	Restated Certificate of Incorporation (amended and restated as of January 1, 2002) of ING Life Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity Company)(34)
	(6.2)	By-Laws restated as of January 1, 2002 of ING Life Insurance and Annuity Company (formerly Aetna Life Insurance and Annuity Company)(34)
	(7)	Not applicable
	(8.1)	Fund Participation Agreement dated June 30, 1998 by and among AIM Variable Insurance Funds, Inc., A I M Distributors, Inc. and Aetna Life Insurance and Annuity Company(35)
(8.2)

Amendment No. 1 dated October 1, 2000 to Participation Agreement dated June 30, 1998 by and among AIM Variable Insurance Funds (formerly AIM Variable Insurance Funds, Inc.), A I M Distributors, Inc. and Aetna Life Insurance and Annuity Company(36)

(8.3)

First Amendment dated November 17, 2000 to Participation Agreement dated June 30, 1998 by and among AIM Variable Insurance Funds (formerly AIM Variable Insurance Funds, Inc.), A I M Distributors, Inc. and Aetna Life Insurance and Annuity Company(36)

	(8.4)	Service Agreement effective June 30, 1998 between Aetna Life Insurance and Annuity Company and AIM Advisors, Inc.(35)
	(8.5)	First Amendment dated October 1, 2000 to the Service Agreement effective June 30, 1998 between Aetna Life Insurance and Annuity Company and AIM Advisors, Inc.(4)
(8.6)

Fund Participation Agreement dated as of May 1, 1998 by and among Aetna Life Insurance and Annuity Company and Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP, Inc., Aetna GET Fund on behalf of each of its series, Aetna Generation Portfolios, Inc. on behalf of each of its series, Aetna Variable Portfolios, Inc. on behalf of each of its series, and Aeltus Investment Management, Inc.(2)

(8.7)

Amendment dated November 9, 1998 to Fund Participation Agreement dated as of May 1, 1998 by and among Aetna Life Insurance and Annuity Company and Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP, Inc., Aetna GET Fund on behalf of each of its series, Aetna Generation Portfolios, Inc. on behalf of each of its series, Aetna Variable Portfolios, Inc. on behalf of each of its series, and Aeltus Investment Management, Inc.(37)

(8.8)

Second Amendment dated December 31, 1999 to Fund Participation Agreement dated as of May 1, 1998 and amended on November 9, 1998 by and among Aetna Life Insurance and Annuity Company and Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP, Inc., Aetna GET Fund on behalf of each of its series, Aetna Generation Portfolios, Inc. on behalf of each of its series, Aetna Variable Portfolios, Inc. on behalf of each of its series, and Aeltus Investment Management, Inc.(5)

(8.9)

Third Amendment dated February 11, 2000 to Fund Participation Agreement dated as of May 1, 1998 and amended on November 9, 1998 and December 31, 1999 by and among Aetna Life Insurance and Annuity Company and Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP, Inc., Aetna GET Fund on behalf of each of its series, Aetna Generation Portfolios, Inc. on behalf of each of its series, Aetna Variable Portfolios, Inc. on behalf of each of its series, and Aeltus Investment Management, Inc.(38)

(8.10)

Fourth Amendment dated May 1, 2000 to Fund Participation Agreement dated as of May 1, 1998 and amended on November 9, 1998, December 31, 1999 and February 11, 2000 by and among Aetna Life Insurance and Annuity Company and Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP, Inc., Aetna GET Fund on behalf of each of its series, Aetna Generation Portfolios, Inc. on behalf of each of its series, Aetna Variable Portfolios, Inc. on behalf of each of its series, and Aeltus Investment Management, Inc.(38)

(8.11)

Fifth Amendment dated February 27, 2001 to Fund Participation Agreement dated as of May 1, 1998 and amended on November 9, 1998, December 31, 1999, February 11, 2000 and May 1, 2000 by and among Aetna Life Insurance and Annuity Company and Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP, Inc., Aetna GET Fund on behalf of each of its series, Aetna Generation Portfolios, Inc. on behalf of each of its series, Aetna Generation Portfolios, Inc. on behalf of each of its series, Aetna Variable Portfolios, Inc. on behalf of each of its series, and Aeltus Investment Management, Inc.(36)

(8.12)

Service Agreement dated as of May 1, 1998 between Aeltus Investment Management, Inc. and Aetna Life Insurance and Annuity Company in connection with the sale of shares of Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP, Inc., Aetna GET Fund on behalf of each of its series, Aetna Generation Portfolios, Inc. on behalf of each of its series, and Aetna Variable Portfolios, Inc. on behalf of each of its series(2)

(8.13)

Amendment dated November 4, 1998 to Service Agreement dated as of May 1, 1998 between Aeltus Investment Management, Inc. and Aetna Life Insurance and Annuity Company in connection with the sale of shares of Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP, Inc., Aetna GET Fund on behalf of each of its series, Aetna Generation Portfolios, Inc. on behalf of each of its series and Aetna Variable Portfolios, Inc. on behalf of each of its series(37)

(8.14)

Second Amendment dated February 11, 2000 to Service Agreement dated as of May 1, 1998 and amended on November 4, 1998 between Aeltus Investment Management, Inc. and Aetna Life Insurance and Annuity Company in connection with the sale of shares of Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP, Inc., Aetna GET Fund on behalf of each of its series, Aetna Generation Portfolios, Inc. on behalf of each of its series and Aetna Variable Portfolios, Inc. on behalf of each of its series(38)

(8.15)

Third Amendment dated May 1, 2000 to Service Agreement dated as of May 1, 1998 and amended on November 4, 1998 and February 11, 2000 between Aeltus Investment Management, Inc. and Aetna Life Insurance and Annuity Company in connection with the sale of shares of Aetna Variable Fund, Aetna Variable Encore Fund, Aetna Income Shares, Aetna Balanced VP, Inc., Aetna GET Fund on behalf of each of its series, Aetna Generation Portfolios, Inc. on behalf of each of its series and Aetna Variable Portfolios, Inc. on behalf of each of its series(38)

	(8.16)	Fund Participation Agreement dated as of July 1, 2000 between Aetna Life Insurance and Annuity Company, American Century Services Corporation and American Century Investment Services, Inc.(39)
	(8.17)	Fund Participation Agreement dated December 1, 1997 among Calvert Responsibly Invested Balanced Portfolio, Calvert Asset Management Company, Inc. and Aetna Life Insurance and Annuity Company(40)
	(8.18)	Service Agreement dated December 1, 1997 between Calvert Asset Management Company, Inc. and Aetna Life Insurance and Annuity Company(40)
	(8.19)	Fund Participation Agreement dated May 1, 2000 between The Chapman Funds, Inc., The Chapman Co. and Aetna Life Insurance and Annuity Company(38)
(8.20)

Fund Participation Agreement dated February 1, 1994 and amended on December 15, 1994, February 1, 1995, May 1, 1995, January 1, 1996 and March 1, 1996 between Aetna Life Insurance and Annuity Company, Variable Insurance Products Fund and Fidelity Distributors Corporation(12)

(8.21)

Fifth Amendment dated as of May 1, 1997 to the Fund Participation Agreement dated February 1, 1994 and amended on December 15, 1994, February 1, 1995, May 1, 1995, January 1, 1996 and March 1, 1996 between Aetna Life Insurance and Annuity Company, Variable Insurance Products Fund and Fidelity Distributors Corporation(41)

(8.22)

Sixth Amendment dated November 6, 1997 to the Fund Participation Agreement dated February 1, 1994 and amended on December 15, 1994, February 1, 1995, May 1, 1995, January 1, 1996, March 1, 1996 and May 1, 1997 between Aetna Life Insurance and Annuity Company, Variable Insurance Products Fund and Fidelity Distributors Corporation(42)

(8.23)

Seventh Amendment dated as of May 1, 1998 to the Fund Participation Agreement dated February 1, 1994 and amended on December 15, 1994, February 1, 1995, May 1, 1995, January 1, 1996, March 1, 1996, May 1, 1997 and November 6, 1997 between Aetna Life Insurance and Annuity Company, Variable Insurance Products Fund and Fidelity Distributors Corporation(2)

(8.24)

Eighth Amendment dated December 1, 1999 to Fund Participation Agreement dated February 1, 1994 and amended on December 15, 1994, February 1, 1995, May 1, 1995, January 1, 1996, March 1, 1996, May 1, 1997, November 6, 1997 and May 1, 1998 between Aetna Life Insurance and Annuity Company, Variable Insurance Products Fund and Fidelity Distributors Corporation(5)

(8.25)

Fund Participation Agreement dated February 1, 1994 and amended on December 15, 1994, February 1, 1995, May 1, 1995, January 1, 1996 and March 1, 1996 between Aetna Life Insurance and Annuity Company, Variable Insurance Products Fund II and Fidelity Distributors Corporation(12)

(8.26)

Fifth Amendment dated as of May 1, 1997 to the Fund Participation Agreement dated February 1, 1994 and amended on December 15, 1994, February 1, 1995, May 1, 1995, January 1, 1996 and March 1, 1996 between Aetna Life Insurance and Annuity Company, Variable Insurance Products Fund II and Fidelity Distributors Corporation(41)

(8.27)

Sixth Amendment dated as of January 20, 1998 to the Fund Participation Agreement dated February 1, 1994 and amended on December 15, 1994, February 1, 1995, May 1, 1995, January 1, 1996, March 1, 1996 and May 1, 1997 between Aetna Life Insurance and Annuity Company, Variable Insurance Products Fund II and Fidelity Distributors Corporation(43)

(8.28)

Seventh Amendment dated as of May 1, 1998 to the Fund Participation Agreement dated February 1, 1994 and amended on December 15, 1994, February 1, 1995, May 1, 1995, January 1, 1996, March 1, 1996, May 1, 1997 and January 20, 1998 between Aetna Life Insurance and Annuity Company, Variable Insurance Products Fund II and Fidelity Distributors Corporation(2)

(8.29)

Eighth Amendment dated December 1, 1999 to Fund Participation Agreement dated February 1, 1994 and amended on December 15, 1994, February 1, 1995, May 1, 1995, January 1, 1996, March 1, 1996, May 1, 1997, January 20, 1998 and May 1, 1998 between Aetna Life Insurance and Annuity Company, Variable Insurance Products Fund II and Fidelity Distributors Corporation(5)

	(8.30)	Service Agreement dated as of November 1, 1995 between Aetna Life Insurance and Annuity Company and Fidelity Investments Institutional Operations Company(24)
	(8.31)	Amendment dated January 1, 1997 to Service Agreement dated as of November 1, 1995 between Aetna Life Insurance and Annuity Company and Fidelity Investments Institutional Operations Company(41)
	(8.32)	Service Contract dated May 2, 1997 between Fidelity Distributors Corporation and Aetna Life Insurance and Annuity Company(37)
	(8.33)	Participation Agreement dated as of July 20, 2001 between Franklin Templeton Variable Insurance Products Trust, Franklin Templeton Distributors, Inc. and Aetna Life Insurance and Annuity Company(44)
	(8.34)	Fund Participation Agreement dated December 8, 1997 among Janus Aspen Series and Aetna Life Insurance and Annuity Company and Janus Capital Corporation(45)
	(8.35)	Amendment dated October 12, 1998 to Fund Participation Agreement dated December 8, 1997 among Janus Aspen Series and Aetna Life Insurance and Annuity Company and Janus Capital Corporation(37)
(8.36)

Second Amendment dated December 1, 1999 to Fund Participation Agreement dated December 8, 1997 and amended on October 12, 1998 among Janus Aspen Series and Aetna Life Insurance and Annuity Company and Janus Capital Corporation(5)

(8.37)

Amendment dated as of August 1, 2000 to Fund Participation Agreement dated December 8, 1997 and amended on October 12, 1998 among Janus Aspen Series and Aetna Life Insurance and Annuity Company and Janus Capital Corporation(46)

(8.38)

Letter Agreement dated December 7, 2001 between Janus and Aetna Life Insurance and Annuity Company reflecting evidence of a new Fund Participation Agreement with the same terms as the current Fund Participation Agreement except with a new effective date of March 28, 2002(32)

	(8.39)	Service Agreement dated December 8, 1997 between Janus Capital Corporation and Aetna Life Insurance and Annuity Company(45)
(8.40)

First Amendment dated August 1, 2000 to Service Agreement dated December 8, 1997 between Janus Capital Corporation and Aetna Life Insurance and Annuity Company with respect to the Janus Aspen Series(46)

(8.41)

Distribution and Shareholder Services Agreement - Service Shares of Janus Aspen Series (for insurance Companies) dated August 1, 2000 between Janus Distributors, Inc. and Aetna Life Insurance and Annuity Company(46)

(8.42)

Letter Agreement dated October 19, 2001 between Janus and Aetna Life Insurance and Annuity Company reflecting evidence of a new Distribution and Shareholder Service Agreement with the same terms as the current Distribution and Shareholder Service Agreement except with a new effective date of March 28, 2002(32)

	(8.43)	Fund Participation Agreement dated May 11, 1994 between Janus Capital Corporation and Aetna Life Insurance and Annuity Company(5)
	(8.44)	Amendment dated January 2, 1995 to Fund Participation Agreement dated May 11, 1994 between Janus Capital Corporation and Aetna Life Insurance and Annuity Company(5)
	(8.45)	Amendment dated February 24, 1995 to Fund Participation Agreement dated May 11, 1994, as amended on January 2, 1995 between Janus Capital Corporation and Aetna Life Insurance and Annuity Company(5)
(8.46)

Third Amendment dated May 1, 1995 to Fund Participation Agreement dated May 11, 1994, as amended on January 2, 1995 and February 24, 1995 between Janus Capital Corporation and Aetna Life Insurance and Annuity Company(5)

(8.47)

Letter Agreement dated January 1, 1996 to Fund Participation Agreement dated May 11, 1994, as amended on January 2, 1995, February 24, 1995 and May 1, 1995 between Janus Capital Corporation and Aetna Life Insurance and Annuity Company(5)

(8.48)

Letter Agreement dated February 18, 1999 to Fund Participation Agreement dated May 11, 1994, as amended on January 2, 1995, February 24, 1995, May 1, 1995 and January 1, 1996 between Janus Capital Corporation and Aetna Life Insurance and Annuity Company(5)

(8.49)

Amendment dated May 1, 2000 to Fund Participation Agreement dated May 11, 1994, as amended on January 2, 1995, February 24, 1995, May 1, 1995, January 1, 1996, and February 18, 1999 between Janus Capital Corporation and Aetna Life Insurance and Annuity Company(38)

(8.50)

Fund Participation Agreement dated December 1, 1988, as amended February 11, 1991 between Aetna Life Insurance and Annuity Company and Lexington Management Corporation regarding Natural Resources Trust(3)

	(8.51)	Fund Participation Agreement dated as of July 20, 2001 between Lord Abbett Series Fund, Inc. and Aetna Life Insurance and Annuity Company(44)
	(8.52)	Service Agreement dated as of July 20, 2001 between Lord Abbett & Co. and Aetna Life Insurance and Annuity Company(44)
	(8.53)	Fund Participation Agreement dated March 11, 1997 between Aetna Life Insurance and Annuity Company and Oppenheimer Variable Annuity Account Funds and Oppenheimer Funds, Inc.(47)
(8.54)

First Amendment dated December 1, 1999 to Fund Participation Agreement dated March 11, 1997 between Aetna Life Insurance and Annuity Company and Oppenheimer Variable Annuity Account Funds and Oppenheimer Funds, Inc.(5)

	(8.55)	Service Agreement effective as of March 11, 1997 between Oppenheimer Funds, Inc. and Aetna Life Insurance and Annuity Company(47)
	(8.56)	Fund Participation Agreement dated August 15, 2000 between Oppenheimer and Aetna Life Insurance and Annuity Company(39)
	(8.57)	Fund Participation Agreement dated as of August 8, 2000 by and between PAX World Balanced Fund, Inc. and Aetna Life Insurance and Annuity Company(39)
	(8.58)	Fund Participation Agreement dated as of May 1, 2001 among Pilgrim Variable Products Trust, Aetna Life Insurance and Annuity Company and ING Pilgrim Securities, Inc.(48)
	(8.59)	Fund Participation Agreement dated as of July 1, 2001 between Pioneer Variable Contracts Trust and Aetna Life Insurance and Annuity Company(44)
	(8.60)	Participation Agreement dated as of November 28, 2001 among Portfolio Partners, Inc., Aetna Life Insurance and Annuity Company and Aetna Investment Services, LLC(32)
(8.61)

Amendment dated March 5, 2002 between Portfolio Partners, Inc. (to be renamed ING Partners, Inc. effective May 1, 2002), Aetna Life Insurance and Annuity Company (to be renamed ING Life Insurance and Annuity Company effective May 1, 2002) and Aetna Investment Services LLC (to be renamed ING Financial Advisers, LLC) to Participation Agreement dated November 28, 2001(32)

	(8.62)	Shareholder Servicing Agreement (Service Class Shares) dated as of November 27, 2001 between Portfolio Partners, Inc. and Aetna Life Insurance and Annuity Company(32)
(8.63)

Amendment dated March 5, 2002 between Portfolio Partners, Inc. (to be renamed ING Partners, Inc. effective May 1, 2002) and Aetna Life Insurance and Annuity Company (to be renamed ING Life Insurance and Annuity Company effective May 1, 2002) to the Shareholder Servicing Agreement dated November 27, 2001(32)

	(8.64)	Fund Participation Agreement dated as of August 15, 2000 by and between Federated Services Company, Federated Distributors, Wachovia Bank, NA and Aetna Life Insurance and Annuity Company(39)
	(8.65)	Shareholder Services Agreement dated October 4, 1999 between Federated Administrative Services for the Wachovia Funds and the Wachovia Municipal Funds and Aetna Investment Services, Inc.(39)
	(8.66)	First Amendment dated August 15, 2000 to the Shareholder Services Agreement by and among Aetna Investment Services, Inc. and Federated Administrative Services(39)
(8.67)

Amendment dated as of January 2, 2002 to Participation Agreement dated as of July 20, 2001 by and among Franklin Templeton Variable Insurance Products Trust, Franklin Templeton Distributors, Inc., Aetna Life Insurance and Annuity Company, Aetna Insurance Company of America, Golden American Life Insurance Company and Direct Services, Inc.(31)

	(9)	Opinion and Consent of Counsel*
	(10)	Consents of Independent Auditors*
	(11)	Not applicable
	(12)	Not applicable
	(13)	Schedule for Computation of Performance Data(17)
	(14.1)	Powers of Attorney(49)&(50)
	(14.2)	Authorization for Signatures(3)

*To be filed by amendment

1.	Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75986), as filed on April 22, 1996.
2.	Incorporated by reference to Registration Statement on Form N-4 (File No. 333-56297), as filed on June 8, 1998.
3.	Incorporated by reference to Post-Effective Amendment No. 5 to Registration Statement on Form N-4 (File No. 33-75986), as filed on April 12, 1996.
4.	Incorporated by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 333-49176), as filed on November 30, 2000.
5.	Incorporated by reference to Post-Effective Amendment No. 19 to Registration Statement on Form N-4 (File No. 333-01107), as filed on February 16, 2000.
6.	Incorporated by reference to Registration Statement on Form N-4 (File No. 333-01107), as filed on February 21, 1996.
7.	Incorporated by reference to Post-Effective Amendment No. 12 to Registration Statement on Form N-4 (File No. 333-01107), as filed on February 4, 1999.
8.	Incorporated by reference to Post-Effective Amendment No. 14 to Registration Statement on Form N-4 (File No. 33-75964), as filed on July 29, 1997.
9.	Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75980), as filed on February 12, 1997.
10.	Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-75982), as filed on April 22, 1996.
11.	Incorporated by reference to Post-Effective Amendment No. 12 to Registration Statement on Form N-4 (File No. 33-75982), as filed on February 20, 1997.
12.	Incorporated by reference to Post-Effective Amendment No. 12 to Registration Statement on Form N-4 (File No. 33-75964), as filed on February 11, 1997.
13.	Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 (File No. 33-91846), as filed on April 15, 1996.
14.	Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4 (File No. 33-91846), as filed on August 6, 1996.
15.	Incorporated by reference to Post-Effective Amendment No. 10 to Registration Statement on Form N-4 (File No. 333-01107), as filed on July 22, 1998.
16.	Incorporated by reference to Post-Effective Amendment No. 4 to Registration Statement on Form N-4 (File No. 333-01107), as filed on February 26, 1997.
17.	Incorporated by reference to Post-Effective Amendment No. 9 to Registration Statement on Form N-4 (File No. 333-01107), as filed on April 7, 1998.
18.	Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-4 (File No. 33-75986), as filed on August 30, 1996.
19.	Incorporated by reference to Post-Effective Amendment No. 13 to Registration Statement on Form N-4 (File No. 33-75986), as filed on April 11, 1997.
20.	Incorporated by reference to Post-Effective Amendment No. 11 to Registration Statement on Form N-4 (File No. 333-01107), as filed on September 10, 1998.
21.	Incorporated by reference to Post-Effective Amendment No. 15 to Registration Statement on Form N-4 (File No. 33-75962), as filed on September 15, 1998.
22.	Incorporated by reference to Post-Effective Amendment No. 15 to Registration Statement on Form N-4 (File No. 33-75982), as filed on April 13, 1998.
23.	Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 33-88720), as filed on April 22, 1996.
24.	Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 (File No. 33-88720), as filed on June 28, 1996.
25.	Incorporated by reference to Post-Effective Amendment No. 5 to Registration Statement on Form N-4 (File No. 33-88720), as filed on February 21, 1997.
26.	Incorporated by reference to Post Effective Amendment No. 8 to Registration Statement on Form N-4 (File No. 33-75964), as filed on August 30, 1996.
27.	Incorporated by reference to Post-Effective Amendment No. 13 to Registration Statement on Form N-4 (File No. 33-75964), as filed on April 11, 1997.
28.	Incorporated by reference to Post-Effective Amendment No. 13 to Registration Statement on Form N-4 (File No. 333-01107), as filed on May 3, 1999.
29.	Incorporated by reference to Post-Effective Amendment No. 28 to Registration Statement on Form N-4 (File No. 333-01107), as filed on November 14, 2001.
30.	Incorporated by reference to Post-Effective Amendment No. 22 to Registration Statement on Form N-4 (File No. 33-81216), as filed on February 15, 2002.
31.	Incorporated by reference to Post-Effective Amendment No. 30 to Registration Statement on Form N-4 (File No. 333-01107), as filed on April 10, 2002.
32.	Incorporated by reference to Post-Effective Amendment No. 30 to Registration Statement on Form N-4 (File No. 33-75962), as filed on April 5, 2002.
33.	Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 33-60477), as filed on April 15, 1996.
34.	Incorporated by reference to ING Life Insurance and Annuity Company annual report on Form 10-K (File No. 33-23376), as filed on March 28, 2002.
35.	Incorporated by reference to Pre-Effective Amendment No. 1 to Registration Statement on Form N-4 (File No. 333-56297), as filed on August 4, 1998.
36.	Incorporated by reference to Post-Effective Amendment No. 24 to Registration Statement on Form N-4 (File No. 333-01107), as filed on April 13, 2001.
37.	Incorporated by reference to Post-Effective Amendment No. 2 to Registration Statement on Form N-4 (File No. 333-56297), as filed on December 14, 1998.
38.	Incorporated by reference to Post-Effective Amendment No. 20 to Registration Statement on Form N-4 (File No. 333-01107), as filed on April 4, 2000.
39.	Incorporated by reference to Post-Effective Amendment No. 23 to Registration Statement on Form N-4 (File No. 333-01107), as filed on December 13, 2000.
40.	Incorporated by reference to Post-Effective Amendment No. 8 to Registration Statement on Form N-4 (File No. 333-01107), as filed on February 19, 1998.
41.	Incorporated by reference to Post-Effective Amendment No. 30 to Registration Statement on Form N-4 (File No. 33-34370), as filed on September 29, 1997.
42.	Incorporated by reference to Post-Effective Amendment No. 16 to Registration Statement on Form N-4 (File No. 33-75964), as filed on February 9, 1998.
43.	Incorporated by reference to Post-Effective Amendment No. 7 to Registration Statement on Form S-6 (File No. 33-75248), as filed on February 24, 1998.
44.	Incorporated by reference to Post-Effective Amendment No. 27 to Registration Statement on Form N-4 (File No. 333-01107), as filed on October 26, 2001.
45.	Incorporated by reference to Post-Effective Amendment No. 10 to Registration Statement on Form N-4 (File No. 33-75992), as filed on December 31, 1997.
46.	Incorporated by reference to Post-Effective Amendment No. 22 to Registration Statement on Form N-4 (File No. 333-01107), as filed on August 14, 2000.
47.	Incorporated by reference to Post-Effective Amendment No. 27 to Registration Statement on Form N-4 (File No. 33-34370), as filed on April 16, 1997.
48.	Incorporated by reference to Post-Effective Amendment No. 26 to Registration Statement on Form N-4 (File No. 333-01107), as filed on July 13, 2001.
49.	Incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form S-2 (File No. 333-60016), as filed on April 5, 2002.
50.	Attached as exhibit No. 99-B.14.1.
Item 25. Directors and Officers of the Depositor*
Name and Principal Business Address	Positions and Offices with Depositor
Thomas J. McInerney**	Director and President
P. Randall Lowery***	Director
Chris D. Scheier***	Director, Senior Vice President and Chief Financial Officer
Mark A. Tullis***	Director
Cheryl Price***	Chief Accounting Officer
Paula Cludray-Engelke****	Secretary
Brian Murphy**	Vice President and Chief Compliance Officer
*	These individuals may also be directors and/or officers of other affiliates of the Company.
**	The principal business address of these directors and officers is 151 Farmington Avenue, Hartford, Connecticut 06156.
***	The principal business address of these directors and officers is 5780 Powers Ferry Road, NW, Atlanta, Georgia 30327-4390.
****	The principal business address of this officer is 20 Washington Avenue South, Minneapolis, Minnesota 55401.

Item 26. Persons Controlled by or Under Common Control with the Depositor or Registrant

Incorporated herein by reference to Exhibit 99-B.16 to the Registration Statement on Form N-4 (File No. 333-85326), as filed on April 1, 2002 for ReliaStar Life Insurance Company of New York.

Item 27. Number of Contract Owners As of May 31, 2002, there were 50,127,260 individuals holding interests in variable annuity contracts funded through Variable Annuity Account C.
Item 28. Indemnification

Section 33-779 of the Connecticut General Statutes ("CGS") provides that a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by Sections 33-770 to 33-778, inclusive, of the CGS. Reference is hereby made to Section 33-771(e) of the CGS regarding indemnification of directors and Section 33-776(d) of CGS regarding indemnification of officers, employees and agents of Connecticut corporations. These statutes provide in general that Connecticut corporations incorporated prior to January 1, 1997 shall, except to the extent that their certificate of incorporation expressly provides otherwise, indemnify their directors, officers, employees and agents against "liability" (defined as the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding) when (1) a determination is made pursuant to Section 33-775 that the party seeking indemnification has met the standard of conduct set forth in Section 33-771 or (2) a court has determined that indemnification is appropriate pursuant to Section 33-774. Under Section 33-775, the determination of and the authorization for indemnification are made (a) by the disinterested directors, as defined in Section 33-770(3); (b) by special counsel; (c) by the shareholders; or (d) in the case of indemnification of an officer, agent or employee of the corporation, by the general counsel of the corporation or such other officer(s) as the board of directors may specify. Also, Section 33-772 provides that a corporation shall indemnify an individual who was wholly successful on the merits or otherwise against reasonable expenses incurred by him in connection with a proceeding to which he was a party because he was a director of the corporation. Pursuant to Section 33-771(d), in the case of a proceeding by or in the right of the corporation or with respect to conduct for which the director, officer, agent or employee was adjudged liable on the basis that he received a financial benefit to which he was not entitled, indemnification is limited to reasonable expenses incurred in connection with the proceeding against the corporation to which the individual was named a party.

The statute does specifically authorize a corporation to procure indemnification insurance on behalf of an individual who was a director, officer, employee or agent of the corporation. Consistent with the statute, ING Groep N.V. has procured insurance from Lloyd's of London and several major United States and international excess insurers for its directors and officers and the directors and officers of its subsidiaries, including the Depositor.

Section 20 of the ING Financial Advisers, LLC (IFA) (formerly Aetna Investment Services, LLC) Limited Liability Company Agreement provides that IFA will indemnify certain persons against any loss, damage, claim or expenses (including legal fees) incurred by such person if he is made a party or is threatened to be made a party to a suit or proceeding because he was a member, officer, director, employee or agent of IFA, as long as he acted in good faith on behalf of IFA and in a manner reasonably believed to be within the scope of his authority. An additional condition requires that no person shall be entitled to indemnity if his loss, damage, claim or expense was incurred by reason of his gross negligence or willful misconduct. This indemnity provision is authorized by and is consistent with Title 8, Section 145 of the General Corporation Law of the State of Delaware.

Item 29. Principal Underwriter
(a)

In addition to serving as the principal underwriter for the Registrant, ING Financial Advisers, LLC (IFA) (formerly Aetna Investment Services, LLC) also acts as the principal underwriter for ING Partners, Inc. (formerly Portfolio Partners, Inc.) (a management investment company registered under the Investment Company Act of 1940 (1940 Act)). Additionally, IFA acts as the principal underwriter for Variable Life Account B of ING Life Insurance and Annuity Company (ILIAC), Variable Life Account C of ILIAC, Variable Annuity Account B of ILIAC and Variable Annuity Account G of ILIAC (separate accounts of ILIAC registered as unit investment trusts under the 1940 Act). IFA is also the principal underwriter for Variable Annuity Account I of ING Insurance Company of America (IICA) (a separate account of IICA registered as a unit investment trust under the 1940 Act).

(b)	The following are the directors and officers of the Principal Underwriter:
Name and Principal Business Address	Positions and Offices with Principal Underwriter
Ronald R. Barhorst 7676 Hazard Ctr. Dr. San Diego, CA 92108	Director and President
Robert L. Francis*	Director and Senior Vice President
Shaun P. Mathews**	Director and Senior Vice President
Allan Baker**	Senior Vice President
Boyd G. Combs***	Senior Vice President
Christine Donahue**	Vice President and Chief Financial Officer
David S. Pendergrass**	Vice President and Treasurer
Therese Squillacote**	Vice President and Chief Compliance Officer
Paula Cludray-Engelke****	Secretary
Jeffrey R. Berry**	Chief Legal Officer
Reginald Bowen**	Vice President
Christina Lareau**	Vice President
Terran Titus**	Vice President
William T. Abramowicz 2525 Cabot Dr., Ste. 300 Lisle, IL 60532	Vice President
Maryellen R. Allen**	Vice President
Douglas J. Ambrose*	Vice President
Louis E. Bachetti 581 Main Street, 4th Fl. Woodbridge, NJ 07095	Vice President
Robert H. Barley****	Vice President
David Brounley**	Vice President
Brian D. Comer**	Vice President
Keith J. Green***	Vice President
Brian K. Haendiges**	Vice President
Brian P. Harrington*****	Vice President
Bernard P. Heffernon******	Vice President
William S. Jasien******	Vice President
Jess D. Kravitz*	Vice President
Mary Ann Langevin**	Vice President
Katherine E. Lewis 2675 N Mayfair Road, Ste. 501 Milwaukee, WI 53226	Vice President
Susan J. Lewis 16530 Ventura Blvd., Ste. 600 Encino, CA 91436	Vice President
James F. Lille 159 Wolf Rd., 1st Fl. Albany, NY 12205	Vice President
David J. Linney 2900 N. Loop W., Ste. 180 Houston, TX 77092	Vice President
Mark R. Luckinbill 2841 Plaza Place, Ste. 210 Raleigh, NC 27612	Vice President
Christine C. Marcks**	Vice President
Richard T. Mason 440 S. Warren St., Ste. 702 Syracuse, NY 13202	Vice President
Pamela Mulvey**	Vice President
Scott T. Neeb*	Vice President
Ethel Pippin**	Vice President
Paulette Playce Two City Place Dr., Ste. 300 St. Louis, MO 63141	Vice President
Deborah Rubin*****	Vice President
Frank W. Snodgrass 150 4th Ave., N., Ste. 410 Nashville, TN 37219	Vice President
S. Bradford Vaughan, Jr. 601 Union St., Ste. 810 Seattle, WA 98101	Vice President
Judeen T. Wrinn**	Vice President
David A. Kelsey**	Assistant Vice President
Allissa Archer Obler****	Assistant Secretary
Loralee Ann Renelt****	Assistant Secretary
Rebecca A. Schoff****	Assistant Secretary
John F. Todd**	Assistant Secretary
Robert J. Scalise**	Assistant Treasurer
Glenn Allan Black***	Tax Officer
Joseph J. Elmy**	Tax Officer
G. Michael Fell***	Tax Officer
*	The principal business address of this director and these officers is 6140 Stonehedge Mall Rd., Ste. 375, Pleasanton, California 94588.
**	The principal business address of this director and these officers is 151 Farmington Avenue, Hartford, Connecticut 06156.
***	The principal business address of these officers is 5780 Powers Ferry Road, N.W., Atlanta, Georgia 30327.
****	The principal business address of these officers is 20 Washington Avenue South, Minneapolis, Minnesota 55401.
*****	The principal business address of these officers is 12701 Fair Lakes Circle, Suite 470, Fairfax, Virginia 22033.
******	The principal business address of these officers is 100 Corporate Pl., 3rd Fl., Rocky Hill, Connecticut 06067.
(c)	Compensation from January 1, 2001 to December 31, 2001:
(1)	(2)	(3)	(4)	(5)

Name of Principal Underwriter	Net Underwriting Discounts and Commissions	Compensation on Redemption or Annuitization	Brokerage Commissions	Compensation*

ING Financial Advisers, LLC	$717,753.80
*

Reflects compensation paid to ING Financial Advisers, LLC attributable to regulatory and operating expenses associated with the distribution of all products issued by Variable Annuity Account C of ING Life Insurance and Annuity Company during 2001.

Item 30. Location of Accounts and Records

All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the rules under it relating to the securities described in and issued under this Registration Statement are located at the home office of the Depositor as follows:

ING Life Insurance and Annuity Company 151 Farmington Avenue Hartford, Connecticut 06156
Item 31. Management Services
Not applicable
Item 32. Undertakings
Registrant hereby undertakes:
(a)

to file a post-effective amendment to this registration statement on Form N-4 as frequently as is necessary to ensure that the audited financial statements in the registration statement are never more than sixteen months old for as long as payments under the variable annuity contracts may be accepted;

(b)

to include as part of any application to purchase a contract offered by a prospectus which is part of this registration statement on Form N-4, a space that an applicant can check to request a Statement of Additional Information; and

(c)	to deliver any Statement of Additional Information and any financial statements required to be made available under this Form N-4 promptly upon written or oral request.

The Company hereby represents that it is relying upon and complies with the provisions of Paragraphs (1) through (4) of the SEC Staff's No-Action Letter dated November 28, 1988 with respect to language concerning withdrawal restrictions applicable to plans established pursuant to Section 403(b) of the Internal Revenue Code. See American Counsel of Life Insurance; SEC No-Action Letter, [1988 WL 1235221 *13 (S.E.C.)]

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ING Life Insurance and Annuity Company represents that the fees and charges deducted under the contracts covered by this registration statement, in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by the insurance company.

SIGNATURES

As required by the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant, Variable Annuity Account C of ING Life Insurance and Annuity Company, has duly caused this Post-Effective Amendment to its Registration Statement on Form N-4 (File No. 333-01107) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on the 16th day of July, 2002.

VARIABLE ANNUITY ACCOUNT C OF ING LIFE INSURANCE AND ANNUITY COMPANY (Registrant)
By:	ING LIFE INSURANCE AND ANNUITY COMPANY (Depositor)
By:	Thomas J. McInerney*
Thomas J. McInerney President
As required by the Securities Act of 1933, this Post-Effective Amendment No. 32 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title		Date

Thomas J. McInerney*	Director and President	)
Thomas J. McInerney	(principal executive officer))
)
Keith Gubbay*	Director	)	July
Keith Gubbay		)	16, 2002
)
Randy Lowery*	Director	)
P. Randall Lowery		)
)
Cheryl Price*	Chief Accounting Officer	)
Cheryl Price		)
)
Chris D. Schreier*	Director, Senior Vice President and Chief Financial Officer	)
Chris D. Schreier		)
)
Mark A. Tullis*	Director	)
Mark A. Tullis		)
)
By:
*Attorney-in-Fact
VARIABLE ANNUITY ACCOUNT C Exhibit Index
Exhibit No.	Exhibit

99-24(a)(3)	Financial Accounting Standard No. 142, Accounting for Goodwill and Other Intangible Asset, (FAS 142) Transitional Disclosures	____

99-B.4.94	Form of Endorsement E-TRS-02 to Contracts GLIT-CDA-HO, GIT-CDA-HO, G-CDA-HD and G-CDA-HF	____

99-B.9	Opinion and Consent of Counsel	*

99-B.10	Consents of Independent Auditors	*

99-B.14.1	Powers of Attorney	____

*To be filed by amendment